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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
PRIME RETAIL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

November 1, 2002

Dear Preferred Stockholder:

        You are cordially invited to attend the Special Meeting (the "Meeting") of Preferred Stockholders of Prime Retail, Inc. (the "Company") to be held at 100 East Pratt Street, 12th Floor, Baltimore, Maryland, on December 5, 2002, at 11:00 a.m., local time. The purpose of the Meeting is to consider and take action (i) to elect one director to be elected solely by the holders of the 10.5% Series A Senior Cumulative Preferred Stock and the 8.5% Series B Cumulative Participating Convertible Preferred Stock (together, the "Preferred Stock"), voting together as a single class, to serve until the Company's annual meeting of stockholders in 2003 or until his successor is duly elected and qualified, or, if earlier, the date on which the full dividends accumulated on all outstanding shares of the Preferred Stock have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment; and (ii) to transact such other business as may properly come before the Meeting. Additional information with respect to these matters is set forth in the enclosed Proxy Statement and the formal notice of the Meeting.

        Also enclosed is a white Proxy Card to be used to cast votes representing shares of Series A Preferred Stock and a blue Proxy Card to be used to cast votes representing shares of Series B Preferred Stock. After reading these materials, please mark, date, sign, and return the enclosed Proxy Card(s) to ensure that your vote on the important business matters to be considered at the Meeting will be recorded. Note that if you hold only Series A Preferred Stock, you should complete only the white Proxy Card. If you hold only Series B Preferred Stock, you should complete only the blue Proxy Card. If you hold shares of both Series of Preferred Stock, you must complete both Proxy Cards. I appreciate your investment in the Company and am looking forward to this opportunity to meet you personally. Whether or not you can attend, however, I greatly appreciate your cooperation in returning the enclosed Proxy Card(s).

Sincerely,
Glenn D. Reschke Chief Executive Officer and Chairman of the Board of Directors

PRIME RETAIL, INC.

NOTICE OF SPECIAL MEETING OF PREFERRED STOCKHOLDERS
TO BE HELD ON DECEMBER 5, 2002

To the Preferred Stockholders of Prime Retail, Inc.:

        The Special Meeting of Preferred Stockholders of Prime Retail, Inc., a Maryland corporation (the "Company"), will be held at 100 East Pratt Street, 12th Floor, Baltimore, Maryland, on December 5, 2002 at 11:00 a.m., local time (the "Meeting"), to consider and vote on the following matters:

  (i)
  To elect one director to be elected solely by the holders of the 10.5% Series A Senior Cumulative Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), and the 8.5% Series B Cumulative Participating Convertible Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock", and together with the Series A Preferred Stock, the "Preferred Stock"), voting together as a single class, to serve until the Company's annual meeting of stockholders in 2003 or until his successor is duly elected and qualified, or, if earlier, the date on which the full dividends accumulated on all outstanding shares of the Preferred Stock have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment; and

  (ii)
  To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

        Holders of record of the Company's Series A Preferred Stock and Series B Preferred Stock at the close of business on October 15, 2002 shall be entitled to notice of, and to vote with respect to all matters to be acted upon at, the Meeting or any adjournment or postponement thereof.

                      By Order of the Board of Directors,

                      R. Kelvin Antill
                       Secretary

Baltimore, Maryland
November 1, 2002

PLEASE DATE, SIGN AND RETURN YOUR PROXY CARDS PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PRIME RETAIL, INC.
100 EAST PRATT STREET
19TH FLOOR
BALTIMORE, MARYLAND 21202

PROXY STATEMENT
FOR THE
2002 SPECIAL MEETING OF PREFERRED STOCKHOLDERS
TO BE HELD ON DECEMBER 5, 2002

        The enclosed proxy is solicited by and on behalf of the board of directors (the "Board of Directors" or "Directors") of Prime Retail, Inc., a Maryland corporation (the "Company"), for use at the Special Meeting of Preferred Stockholders (the "Meeting") to be held at 100 East Pratt Street, 12th Floor, Baltimore, Maryland, December 5, 2002 at 11:00 a.m., local time, or at any adjournment or postponement thereof. This Proxy Statement and accompanying Proxy Cards are being mailed to preferred stockholders on or about November 5, 2002.

Background

        Pursuant to the Amended and Restated Articles of Incorporation of the Company (the "Charter"), if and whenever dividends payable on the Preferred Stock shall be in arrears for six or more consecutive quarterly periods, then the holders of Preferred Stock, voting together as a single class, shall be entitled at the next annual meeting of stockholders or at any special meeting called for such purpose, to elect two additional directors (the "Preferred Directors") to the Company's Board of Directors until the full dividends accumulated on all outstanding shares of the Preferred Stock have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment.

        In December 2001, the holders of the Preferred Stock elected Howard Amster and Robert H. Kanner as the Preferred Directors with terms expiring at the Company's Annual Meeting of Stockholders in 2003 or until their successors are duly elected and qualified, or, if earlier, the date on which the full dividends accumulated on all outstanding shares of Preferred Stock have been paid in full or declared and a sum of money sufficient for their payment set aside for payment. On July 12, 2002, Mr. Kanner resigned as a Preferred Director for reasons unrelated to the Company or management.

        More than six quarterly dividends remain unpaid with respect to both series of Preferred Stock, and the Company is presently unable to declare or pay dividends on the Preferred Stock. Accordingly, pursuant to the Charter, the holders of the Preferred Stock are entitled to elect a successor to hold office until the expiration of Mr. Kanner's term.

        The Board of Directors presently consists of seven members, who are Howard Amster, Kenneth A. Randall, Glenn D. Reschke, Michael W. Reschke, Sharon Sharp, Governor James R. Thompson and Marvin S. Traub.

Description of the Proxy; Proxy Solicitation

        If the accompanying Proxy Card(s) are properly signed and returned to the Company and not revoked, they will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the Proxy Card(s) will vote for the Preferred Director Nominees in the same proportion as all other properly completed and executed proxies received by the Company in a timely manner and all votes cast in person at the meeting. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if present at the Meeting, a stockholder may elect to revoke his or her proxy and vote shares personally. The principal executive offices of the Company are located at 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202.

        The cost of solicitation of proxies will be borne by the Company. The Company has engaged American Stock Transfer and Trust Company, the Company's transfer agent, and ADP Investor Communication Services to solicit proxies on behalf of the Company. The fees associated with these services are approximately $4,150 in the aggregate. In addition, the Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in connection with such solicitation. If any personal interviews or telephone conversations are used to solicit proxies, delivery of this Proxy Statement and Proxy Card will precede the interview or telephone conversation. If as a result of the interview or conversation additional Proxy Cards are requested or required, they will be forwarded to the registered holder as so requested or required.

Quorum and Vote Required

        Only holders of record of the Company's 10.5% Series A Senior Cumulative Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and of the Company's 8.5% Series B Cumulative Participating Convertible Preferred Stock, par value $0.01 per share ("Series B Preferred Stock", and together with the Series A Preferred Stock, the "Preferred Stock"), on October 15, 2002 (the "Record Date") will be entitled to vote at the Meeting. As of the Record Date, the Company had 2,300,000 shares of Series A Preferred Stock and 7,828,125 shares of Series B Preferred Stock outstanding and entitled to vote with respect to all matters to be acted upon at the Meeting.

        Pursuant to the Company's Charter, the votes of holders of Series A Preferred Stock and Series B Preferred Stock shall be combined, with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares. The liquidation preference for each series of Preferred Stock is $25.00 plus accrued but unpaid dividends. Therefore, the liquidation preference per share of Series A Preferred Stock and Series B Preferred Stock, up to and including the Record Date, is $32.65 and $31.20, respectively. As a result, the holders of Series A Preferred Stock will entitled to one vote per share and the holders of the Series B Preferred Stock will be entitled to 0.9556 votes per share.

        Under Maryland Law, the presence of holders in person or by proxy representing a majority of all the votes entitled to be cast at the Meeting will constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming the presence of a quorum, the Preferred Director Nominee receiving the largest number of affirmative votes cast by holders of the Series A Preferred Stock and the Series B Preferred Stock, voting together as a single class, will be elected to the Board of Directors. Abstentions and broker non-votes will not be considered votes cast for purposes of the foregoing and, therefore, will have no effect on the election of directors.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding the beneficial ownership of shares of the Company's common stock, par value $0.01 per share ("Common Stock"), common units of limited partnership interests ("Common Units") in Prime Retail, L.P., a Delaware limited partnership in which the Company is the sole general partner (the "Operating Partnership"), and the Preferred Stock as of October 15, 2002 for (a) each stockholder of the Company holding more than 5% of the voting securities of the Company, (b) each named executive officer listed in the Summary Compensation Table presented below, (c) the Directors of the Company and Preferred Director Nominees and (d) the Directors and executive officers of the Company as a group. As of October 15, 2002, the Company had outstanding 43,577,916 shares of Common Stock. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares represents the number of shares of Common Stock the person holds, the number of shares of Common Stock the person has the right to acquire upon exercise of certain stock options ("Stock Options") granted pursuant to the Company's 1994 Stock Incentive Plan, the Company's 1995 Stock Incentive Plan, the Consulting Agreement between the Operating Partnership and Marvin Traub Associates, Inc. ("MTA"), the Company's 1998 Long Term Stock Incentive Plan and the Company's Amended and Restated Nonemployee Director Stock Plan (collectively, the "Stock Incentive Plans"), the number of shares of Common Stock into which Common Units held by the person are exchangeable (if, as discussed below, the Company elects to issue shares of Common Stock rather than pay cash upon such exchange) and the number of shares of Common Stock into which shares of Series B Preferred Stock held by the person are convertible. The extent to which a person directly holds Common Stock, Stock Options, Common Units or Series B Preferred Stock is set forth in the notes. The Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the "Operating Partnership Agreement") provides that Common Units may be exchanged, subject to certain limitations, into Common Stock or, at the option of the Company, cash equal to the fair market value of a share of Common Stock at the time of exchange. Holders of Series B Preferred Stock have the right, subject to ownership and transfer restrictions in the Company's Charter intended to allow the Company to maintain its status as a real estate investment trust, to convert all or any of their Series B Preferred Stock into Common Stock at the conversion price of $20.90 per share of Common Stock, subject to certain adjustments. The number of shares of Series A Preferred Stock and Series B Preferred Stock represents the total number of shares of Preferred Stock owned without giving weight to the relative liquidation preference per share of Series A Preferred Stock and Series B Preferred Stock.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock/ Common Units Beneficially Owned (2)	Percentage of all Shares of Common Stock (3)	Number of Shares of Series A and Series B Preferred Stock Beneficially Owned	Percent of All Shares of Series A and Series B Preferred Stock
Glenn D. Reschke(4)	578,300	1.3%	—	*
Robert A. Brvenik(5)	50,000	*	2,000	*
R. Kelvin Antill(6)	713	*	—	*
David G. Phillips(7)	127,336	*	100	*
Frederick J. Meno, IV(8)	—	*	—	*
Howard Amster(9)	2,184,660	4.8%	1,362,605	13.5%
Kenneth A. Randall(10)	13,500	*	—	*
Michael W. Reschke(11)	5,690,654	11.7%	9,552	*
Sharon J. Sharp(12)	3,000	*	—	*
James R. Thompson(13)	213,000	*	—	*
Marvin S. Traub(14)	98,000	*	—	*
Directors and executive officers of the Company as a group (11 persons)	8,959,163	17.4%	1,374,257	13.6%
ROI Capital Management, Inc.(15)	1,190,822	2.7%	797,700	7.9%
Mark T. Boyer(15)	1,190,822	2.7%	797,700	7.9%
Mitchell J. Soboleski(15)	1,190,822	2.7%	797,700	7.9%
ROI Partners, L.P.(16)	603,845	1.4%	404,500	3.9%
Merrill Lynch & Co., Inc.(17)	—	*	511,572	5.1%
ML Global Allocation Fund(17)	—	*	495,000	4.9%

PRT PSA LLC(18)	—	*	230,000	2.3%
Fortress Investment Trust II(18)	—	*	230,000	2.3%
Fortress Investment Fund II LLC(18)	—	*	230,000	2.3%
Fortress Fund MMII LLC(18)	—	*	230,000	2.3%
Fortress Investment Group LLC(18)	—	*	230,000	2.3%
Fortress Investment Holdings LLC(18)	—	*	230,000	2.3%
Preferred Director Nominees
Russell A. Dieter(19)	14,644	*	700	*
Maurice A. Halperin(20)	4,408,375	9.8%	839,700	8.3%
Gary J. Skoien(21)	44,877	*	27,229	*
Samuel Nathan Yarmak(22)	401,000	*	77,400	*

*
represents a percentage less than 1%.

Notes:

(1)
All of the Directors of the Company and the Named Executives may be contacted c/o Prime Retail, Inc., 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202. The beneficial ownership of Common Stock and of Preferred Stock reported herein for all owners other than Preferred Director Nominees is based upon filings with the Securities and Exchange Commission (the "Commission") and is subject to confirmation by the Company that such ownership did not violate the ownership restrictions in the Company's Charter. The ownership of Common Units reported herein is derived from the transfer records maintained by the Operating Partnership based on information provided by the Operating Partnership's limited partners. The beneficial ownership of Common Stock and Preferred Stock for each of the Preferred Director Nominees is based on information provided by such nominees to the Company for inclusion in this Proxy Statement. The Company has not independently verified such information or any information reported herein based on filings with the Commission provided to the Company.

(2)
Information presented includes (i) Common Stock issuable upon exercise of Stock Options which have vested or will vest within 60 days of October 15, 2002, (ii) Common Stock issuable upon the exchange or conversion of Common Units (at an exchange rate of one Common Unit for one share of Common Stock) and Series B Preferred Stock (at a conversion rate of one share of Series B Preferred Stock for 1.49282 shares of Common Stock) which are exchangeable or convertible or will be exchangeable or convertible within 60 days of October 15, 2002, and (iii) Common Stock issued pursuant to the Company's Restricted Stock Award Plan which have vested or will vest within 60 days of October 15, 2002.

(3)
Information presented (i) assumes exchange or conversion only of Common Units and Series B Preferred Stock owned by such beneficial owner for Common Stock, (ii) includes Common Stock issuable upon exercise of Stock Options of such beneficial owner which have vested or will vest within 60 days of October 15, 2002 and (iii) includes Common Stock issued to such beneficial owner pursuant to the Company's Restricted Stock Award Plan which have vested or will vest within 60 days of October 15, 2002.

(4)
Mr. G. Reschke is Chairman of the Board and Chief Executive Officer of the Company. Information presented includes: (i) 510,013 Common Units beneficially owned by Mr. G. Reschke and (ii) 68,287 shares of Common Stock beneficially owned by Mr. G. Reschke.

(5)
Mr. Brvenik is President, Chief Financial Officer and Treasurer of the Company. Information presented includes: (i) 50,000 shares of Common Stock beneficially owned by Mr. Brvenik and (ii) 2,000 shares of Series A Preferred Stock beneficially owned by Mr. Brvenik.

(6)
Mr. Antill is Executive Vice President—General Counsel and Secretary of the Company. Information presented includes 713 shares of Common Stock beneficially owned by Mr. Antill.

(7)
Mr. Phillips is Executive Vice President—Leasing, International and New Business Development of the Company. Information presented includes: (i) 27,187 shares of Common Stock beneficially owned by Mr. Phillips, 1,000 of which are held in trust for Mr. Phillips' children, (ii) 100,000 Common Units which Mr. Phillips has the right to acquire upon exercise of certain options granted by The Prime Group, Inc., and (iii) 149 shares of Common Stock issuable upon conversion of 100 shares of Series B Preferred Stock beneficially owned by Mr. Phillips.

(8)
Mr. Meno is Senior Vice President—Operations and Marketing of the Company.

(9)
Mr. Amster is a director of the Company. Information presented includes (i) 335,726 shares of Common Stock beneficially owned by Mr. Amster's IRAs; (ii) 66,948 shares of Common Stock beneficially owned by the Amster Trading Company Charitable Remainder Unitrust (Mr. Amster is the trustee); (iii) 29,498 shares of Common Stock issuable upon conversion of the 19,760 shares of Series B Preferred Stock beneficially owned by Gould Trading Company (Mr. Amster's wife owns 100% of such company); (iv) 1,752,488 shares of Common Stock issuable upon conversion of (A) 928,025 shares of Series B Preferred Stock beneficially owned by Mr. Amster's IRAs, (B) 181,000 shares of Series B Preferred Stock beneficially owned by Ramat Securities Ltd. (Mr. Amster owns 83% of Ramat Securities Ltd.), (C) 2,750 shares of Series B Preferred Stock beneficially owned by Amster Limited Partnership (Mr. Amster is the general partner), (D) 58,000 shares of Series B Preferred Stock beneficially owned by the Howard M. Amster Charitable Remainder Unitrust (Mr. Amster is the trustee), (E) 170 shares of Series B Preferred Stock beneficially owned by Pleasant Lake Apts. Corp. (Mr. Amster owns 100% of the company), and (F) 4,000 shares of Series B Preferred Stock beneficially owned by Pleasant Lake Apts. Limited Partnership (Pleasant Lake Apts. Corp. is the general partner); (v) 27,700 shares of Series A Preferred Stock beneficially owned by Mr. Amster's IRAs; (vi) 104,100 shares of Series A Preferred Stock beneficially owned by Ramat Securities Ltd.; (vii) 10,000 shares of Series A Preferred Stock beneficially owned by Pleasant Lake Apts. Limited Partnership; (viii) 17,100 shares of Series A Preferred Stock beneficially owned by Mr. Amster's wife; and (ix) 10,000 shares of Series A Preferred Stock beneficially owned by Gould Trading Company. Mr. Amster disclaims beneficial ownership of any shares of Common Stock or Preferred Stock beneficially owned by his wife or Gould Trading Company. Mr. Amster's business address is 23811 Chagrin Blvd. #200, Beachwood, Ohio 44122-5525.

(10)
Mr. Randall is a director of the Company. Information presented includes: (i) 3,000 shares of Common Stock beneficially owned by Mr. Randall, (ii) 500 shares of Common Stock beneficially owned by Mr. Randall's wife, and (iii) 10,000 shares of Common Stock which Mr. Randall has the right to acquire upon exercise of Stock Options.

(11)
Mr. M. Reschke is a director of the Company. Information presented is based on a Schedule 13D/A filed by Mr. M. Reschke on September 30, 2002 and includes (i) 251,300 shares of Common Stock held by Prime Group Limited Partnership ("PGLP"), (ii) 22,241 Common Units held by PGLP, Inc. ("PGLPI"), (iii) 961,085 Common Units held by Prime Group II, L.P. ("PGII"), (iv) 598,346 Common Units held by Prime Group V, L.P. ("PGV"), (v) 750,000 Common Units held by the Prime Group, Inc. ("PGI"), (vi) 199,548 shares of Common Stock owned by Mr. M. Reschke, (vii) 2,568,876 Common Units owned by Mr. M. Reschke, (viii) 324,999 shares of Common Stock which Mr. M. Reschke has the right to acquire upon exercise of Stock Options, and (ix) 14,259 shares of Common Stock issuable upon conversion of 9,552 shares of Series B

  Preferred Stock beneficially owned by Mr. M. Reschke. Mr. M. Reschke is the managing general partner of PGLP, owns a controlling equity interest in PGI, and owns a controlling equity interest in the managing general partner of each of PGII and PGV. In addition, certain of the foregoing Common Units and shares of Common Stock have been pledged to certain unaffiliated third parties to secure certain indebtedness (collectively, the "Pledgees"). Unless and until the Pledgees foreclose on the pledged Common Units or Common Stock or have given notice of an event of default under the operative pledge or loan agreement, such entities will not have the direct or indirect power to vote or dispose of the Common Units so pledged. The Pledgees disclaim beneficial ownership of these pledged Common Units pursuant to Section 13d-4 of the Exchange Act. Mr. M. Reschke's address is c/o The Prime Group, Inc., 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601.

(12)
Ms. Sharp is a director of the Company. Information presented includes 3,000 shares of Common Stock beneficially owned by Ms. Sharp.

(13)
Governor Thompson is a director of the Company. Information presented includes: (i) 63,000 shares of Common Stock beneficially owned by Governor Thompson and (ii) 150,000 shares of Common Stock which Governor Thompson has the right to acquire upon exercise of Stock Options.

(14)
Mr. Traub is a director of the Company. Information presented includes: (i) 43,000 shares of Common Stock owned by Mr. Traub, (ii) 10,000 shares of Common Stock which Mr. Traub has the right to acquire upon the exercise of Stock Options, and (iii) 45,000 shares of Common Stock which Marvin Traub Associates, Inc. ("MTA"), an affiliate of Mr. Traub, has the right to acquire upon exercise of Stock Options.

(15)
Information presented is based on a Schedule 13G filed by ROI Capital Management, Inc., Mark T. Boyer and Mitchell J. Soboleski (the "ROI Reporting Persons") on March 8, 2002, as amended on May 29, 2002, and includes 1,190,822 shares of Common Stock issuable upon conversion of 797,700 shares of Series B Preferred Stock. The Schedule 13D indicates that each of the ROI Reporting Persons has sole voting and sole dispositive power over 797,700 shares of Series B Preferred Stock. ROI Capital Management, Inc. is deemed to be the beneficial owner of 797,700 shares of Series B Preferred Stock pursuant to separate arrangements whereby it acts as investment advisor to certain persons including, ROI Partners, L.P. Messrs. Boyer and Soboleski are deemed to be the beneficial owners of 797,700 shares of Series B Preferred Stock pursuant to their ownership in ROI Capital Management, Inc. The address of each of the ROI Reporting Persons is 17 E. Sir Francis Drake Blvd., Suite 225, Larkspur, CA 94939.

(16)
Information presented is based on a Schedule 13G filed by ROI Partners, L.P. on March 8, 2002 and includes 603,845 shares of Common Stock issuable upon conversion of 404,500 shares of Series B Preferred Stock held by ROI Partners, L.P. The address of ROI Partners, L.P. is 17 E. Sir Francis Drake Blvd., Suite 225, Larkspur, CA 94939. The 404,500 shares of Series B Preferred Stock held by ROI Partners, L.P. represents 5.2% of the Series B Preferred Stock outstanding, but only 3.9% of the aggregate Series A Preferred Stock and Series B Preferred Stock outstanding.

(17)
Information presented is based on a Schedule 13G filed by Merrill Lynch & Co., Inc. and ML Global Allocation Fund, Inc. as amended on October 7, 2002, which indicates that Merrill Lynch & Co., Inc. beneficially owns and has shared voting and dispositive power over 511,572 shares of Series A Preferred Stock and ML Global Allocation Fund, Inc. beneficially owns and has shared voting and dispositve power over 495,000 shares of Series A Preferred Stock. The address of Merrill Lynch & Co., Inc. is World Financial Center, 250 Vesey Street, New York, NY 10381. The address of ML Global Allocation Fund, Inc. is 800 Scudders Mill Road, Plainsboro, NY 08536. The 495,000 shares of Series A Preferred Stock held by ML Global Allocation Fund, Inc.

  represents 21.5% of the Series A Preferred Stock outstanding, but only 4.9% of the aggregate Series A Preferred Stock and Series B Preferred Stock outstanding.

(18)
The address of each of PRT PSA LLC, Fortress Investment Trust II, Fortress Investment Fund II LLC, Fortress Fund MM II LLC, Fortress Investment Group LLC and Fortress Investment Holdings LLC (collectively, the "Fortress Reporting Persons") is 1251 Avenue of the Americas, 16th Floor, New York, New York 10020. Information presented is based on a Schedule 13D filed by the Fortress Reporting Persons on October 7, 2002. The Schedule 13D indicates that each of the Fortress Reporting Persons beneficially owns and has shared voting and dispositive power over the same 230,000 shares of Series A Preferred Stock. The 230,000 shares of Series A Preferred Stock held by the Fortress Reporting Persons represents 10.0% of the Series A Preferred Stock outstanding, but only 2.3% of the aggregate Series A Preferred Stock and Series B Preferred Stock outstanding.

(19)
Information presented includes: (i) 13,600 shares of Common Stock beneficially owned by Mr. Dieter and (ii) 1,044 shares of Common Stock issuable upon the conversion of the 700 shares of Series B Preferred Stock beneficially owned by Mr. Dieter. The address of Mr. Dieter is c/o Appraisal Company of New England, 419 Palmer Avenue, Suite 21, Falmouth, MA 02540.

(20)
Information presented includes: (i) 3,190,309 shares of Common Stock held by Halco Investments L.C., (ii) 23,750 shares of Series A Preferred Stock held by Halco Investments L.C., and (iii) 1,218,066 shares of Common Stock issuable upon conversion of 815,950 shares of Series B Preferred Stock held by Halco Investments L.C. Halco Investments L.C. is a private entity owned and controlled by Mr. Halperin. The address of Mr. Halerpin is c/o Halco Investments L.C., 17890 Deauville Lane, Boca Raton, FL 33496.

(21)
Information presented includes: (i) 3,850 shares of Common Stock beneficially owned by Mr. Skoien and (ii) 41,027 shares of Common Stock issuable upon the conversion of (A) the 254 shares of Series B Preferred Stock beneficially owned by Mr. Skoien's IRAs and (B) the 27,229 shares of Series B Preferred Stock beneficially owned by Mr. Skoien. Mr. Skoien's business address is c/o The Prime Group, Inc., 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601.

(22)
Information presented includes: (i) 401,000 shares of Common Stock held by Business Exchange Investment Inc. and (ii) 77,400 shares of Series A Preferred Stock held by Business Exchange Investment Inc. Mr. Yarmak is president and chairman of Business Exchange Investment Inc. The address of Samuel Nathan Yarmak is c/o Business Exchange Investment Inc., 4616 West Sahara, Unit 317, Las Vegas, NV 89102.

PROPOSAL NO. 1

ELECTION OF PREFERRED DIRECTOR

        The Preferred Director will hold office until the Company's annual meeting of stockholders in 2003 or until his successor is duly elected and qualified, or, if earlier, the date on which the full dividends accumulated on all outstanding shares of the Preferred Stock have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment. Properly completed and executed proxies will be voted in the manner directed by the executing stockholder. If no direction is made on an executed proxy by a stockholder, then the votes such stockholder is entitled to cast shall be cast for the Preferred Director Nominees in the same proportion as all other properly completed and executed proxies received by the Company in a timely manner and all votes cast in person at the meeting. Note that stockholders may only vote the proxy cards for one director. If a stockholder votes for more than one director on a proxy card, the card will be deemed null and void and such stockholder's votes will not be considered votes cast for any Preferred Director Nominee and, therefore, will have no effect on the election of the Preferred Director. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as the Preferred Director.

        Set forth below are the names of and certain other information regarding the nominees for the one Preferred Director position to be elected at the Meeting and also regarding the Directors whose terms of office will continue after the Meeting. The information concerning the Preferred Director Nominees was provided to the Company by the Preferred Director Nominees for inclusion in this Proxy Statement. The Company has not independently verified such information and does not make any representation as to its accuracy.

Nominees for Election

Name	Age	Principal Occupation and Position Held	Stockholder Nominating this Preferred Director Nominee

Russell A. Dieter	35	Real Estate Manager/Consultant with Appraisal Company of New England	Russell A. Dieter

Maurice A. Halperin	81	Chairman of the Board of Nstor Technologies, Inc.	Maurice A. Halperin

Gary J. Skoien	48	President, Chairman and Chief Executive Officer of Horizon Group Properties, Inc. and Executive Vice President and Chief Operating Officer of The Prime Group, Inc.	Cede & Co., nominee of The Depository Trust Company for Bear, Stearns Securities Corp., on behalf of Ramat Securities Ltd. and Howard Amster, as the beneficial owners

Samuel Nathan Yarmak	68	President and Chairman of the Board of Business Exchange Investment Inc.	Business Exchange Investment Inc.

        Russell A. Dieter.    Mr. Dieter is a Real Estate Manager/Consultant with Appraisal Company of New England.

        Maurice A. Halperin.    Since September 2001, Mr. Halperin has been the Chairman of the Board of Nstor Technologies, Inc., which designs, develops and manufactures attached and SAN-ready data storage enclosures and storage management software. Prior to September 2001, Mr. Halperin was an active real estate investor and entrepreneur. Mr. Halperin currently owns or has a controlling interest in Chai Development, LLC, Ten Thousand Island Development, LLC and Florida Land Financial Corporation.

        Gary J. Skoien.    From June 1998 to the present, Mr. Skoien has served as Chairman of the Board, President, Chief Executive Officer and a Director of Horizon Group Properties, Inc. (NasdaqSC:HGPI), a publicly held real estate investment trust. Since 1994, Mr. Skoien has also served as Executive Vice President and Chief Operating Officer of The Prime Group, Inc., a privately held developer, manager and owner of real estate. Prior to this role, Mr. Skoien served as Senior Vice President and Chief Operating Officer of the Retail Division of PGI (currently Prime Retail, Inc.) from 1992 to 1993. In this role, he oversaw strategic planning, development and management of the rapidly growing division. From 1983 to 1991, Mr. Skoien was the Executive Director of The Illinois Capital Development Board and from 1980 to 1983, Mr. Skoien was an Assistant to the Governor of the State of Illinois. Mr. Skoien is Vice Chairman of the Board of Northern Illinois University and on the Boards of Directors of the Chicagoland Chamber of Commerce and the Civic Federation. Mr. Skoien received his A.B. degree (cum laude) from Colgate University and received his Master of Public Policy from the University of Michigan.

        Samuel N. Yarmak.    Since February 2000, Mr. Yarmak has been the President and Chairman of the Board of Directors of Business Exchange Investments Inc., an investment company. His responsibilities at such company include overseeing all investments. From 1999 until April 2001, Mr. Yarmak served as a member of the Official Committee of Equity Security Holders of Criimi Mae Inc. (CMM) and, in that capacity participated in the Chapter 11 reorganization of CMM, which emerged from bankruptcy on April 17, 2001, pursuant to a plan of reorganization of which the Equity Committee was a proponent. From 1985 through 1998, Mr. Yarmak was associated with Business Exchange, a Barter Trade Company. From 1991 to 1998, Mr. Yarmak served as a chairman of its board of directors. From 1975 until 1984, he worked with National Mortgage Company in the capacity of REO property management and from 1969 until 1974, he was employed by Title Insurance and Trust Company as both an auditor and an Assistant Treasurer and his duties included cash flow management.

Directors Whose Term of Office will Continue After the Meeting

Names	Age	Principal Occupation and Position Held	Year Term of Office Will Expire	Served as a Director Since

Howard Amster*	54	Preferred Director	2003	2001

Kenneth A. Randall	75	Director	2004	1994

Glenn D. Reschke	51	Chairman of the Board, Director	2003	1997

Michael W. Reschke	46	Director	2003	1994

Sharon Sharp	63	Director	2004	1997

James R. Thompson	66	Director	2005	1994

Marvin S. Traub	77	Director	2005	1994

*Mr. Amster was elected by the Company's preferred stockholders and will be subject to reelection by such stockholders.

        Howard Amster.    Howard Amster has been a Director of Prime Retail, Inc. since he was elected by the preferred stockholders on December 11, 2001. Since June 2000, Mr. Amster has been a securities principal at Ramat Securities Ltd., a registered NASD securities broker/dealer. Since 1997, Mr. Amster has been the President of Pleasant Lake Apts. Corp., the general partner of Pleasant Lake Apts.

Limited Partnership, a private owner and operator of apartment properties. From 1992 to June 2000, Mr. Amster was an investment consultant at First Union Securities Corp., formerly EVEREN Securities, formerly Kemper Securities Corp. Mr. Amster is currently a director of Maple Leaf Financial, Horizon Group Properties, Inc. (NasdaqSC:HGPI), Astrex, Inc. (OTC BB: ASXI.OB), and Wilshire Financial Services Group (OTC BB: WFSG). From 1992 to 1998, Mr. Amster was a trustee of CleveTrust Realty Investment Trust, a formerly publicly traded company that liquidated during 1997 and 1998.

        Kenneth A. Randall.    Kenneth A. Randall has been a Director of Prime Retail, Inc. since its inception in 1994. Mr. Randall is Chairman of the Audit Committee of the Board of Directors. Mr. Randall was the Chairman of ICL Inc. from 1980 to 1982, Vice Chairman of Northeast Bancorp, Inc. from 1977 to 1987, the Chairman and Chief Executive Officer of United Virginia Bankshares Incorporated from 1970 to 1976, and the Chairman of the FDIC from 1965 to 1970. Mr. Randall was President and Chief Executive Officer of The Conference Board, Inc. from 1976 to 1982. Mr. Randall currently serves on the board of directors of Dominion Resources, Inc. Mr. Randall also serves as trustee of the New York based Oppenheimer Mutual Funds. Other than serving as a member of various boards of directors, Mr. Randall has not had any other employment in the five years preceding the date of this Proxy Statement. Mr. Randall attended Weber State University and received a B.A. degree and a M.S. degree from Brigham Young University.

        Glenn D. Reschke.    Glenn D. Reschke is Chief Executive Officer and Chairman of the Board of Directors of Prime Retail, Inc. Reporting to the Board of Directors, Mr. G. Reschke is responsible for all aspects of the Company, its outlet centers and other properties and all its employees, including the leasing, operations, marketing, development, finance and administrative functions. In addition, Mr. G. Reschke is responsible for developing and implementing the long-term strategic goals and objectives of the Company as approved by the Board of Directors. Mr. G. Reschke has been a member of the Board of Directors since 1997. Mr. G. Reschke became President and Chief Operating Officer of the Company on October 6, 1999; acting Chief Executive Officer of the Company on February 25, 2000; and Chief Executive Officer and Chairman of the Board of Directors of the Company on July 19, 2000. Mr. G. Reschke relinquished his duties as President to Mr. Brvenik effective August 15, 2002. From the inception of the Company in 1994 through October 6, 1999, Mr. G. Reschke served as Executive Vice President—Development and Acquisitions. Prior to his employment by the Company, Mr. G. Reschke worked for The Prime Group, Inc. ("PGI"), which he joined in 1983 and served as Vice President, Senior Vice President and Executive Vice President. Mr. G. Reschke was responsible for PGI's multi-family, senior housing, single family and land development divisions. Mr. G. Reschke received a Masters in Business Administration from Eastern Michigan University with a specialization in finance after receiving a Bachelor of Science degree with honors in Chemical Engineering from Rose Hulman Institute of Technology in Terre Haute, Indiana. Mr. G. Reschke is the brother of Michael W. Reschke.

        Michael W. Reschke.    Michael W. Reschke has been a Director of Prime Retail, Inc. since its inception in 1994. Mr. M. Reschke was Chairman of the Board of Directors of Prime Retail, Inc. from the Company's inception until July 19, 2000. On April 5, 2000, Mr. M. Reschke relinquished his responsibilities as an executive officer and became the non-executive Chairman of the Board of Prime Retail, Inc. Mr. M. Reschke founded PGI in 1981 and, since that time, has acted as PGI's Chairman, Chief Executive Officer, and President. Mr. M. Reschke also is a trustee of the Board of Trustees of Prime Group Realty Trust (NYSE: PGE) and Chairman of the Board of Managers of Prime Outdoor Group, L.L.C. Primestone Investment Partners, L.P., which is indirectly controlled by PGI (of which Mr. M. Reschke is Chairman, Chief Executive Officer and President and controlling shareholder), filed for protection under federal bankruptcy laws on November 19, 2001. Mr. M. Reschke received a Juris Doctorate degree (summa cum laude) from the University of Illinois after having received a B.A. degree (summa cum laude) in Accounting from Northern Illinois University. Mr. M. Reschke is licensed to practice law in the State of Illinois and is a certified public accountant. Mr. M. Reschke is a board member of World Business Chicago and a member of the National Real Estate Roundtable, the Chicago Development Council, the Chicago Economic Club and the Urban Land Institute. Mr. M. Reschke is the brother of Glenn D. Reschke, Chairman of the Board and Chief Executive Officer of Prime Retail, Inc.

        Sharon Sharp.    Sharon Sharp has been a Director of Prime Retail, Inc. since November 1997. Ms. Sharp is a consultant to government-operated lotteries and gaming industry suppliers. From 1994 to March 2002, Ms. Sharp was a director of the Public Gaming Research Institute ("PGRI"), where she served as publisher of Public Gaming International, the leading magazine of the worldwide lottery industry, and managed its international career placement service specializing in lottery and gaming personnel. Prior to joining PGRI, Ms. Sharp served as director of the Illinois and California Lotteries from 1987-1993. Ms. Sharp attended Holy Cross Central School of Nursing, and received an A.A.S. in Journalism from Harper College.

        Governor James R. Thompson.    Governor James R. Thompson has been a Director of Prime Retail, Inc. since its inception in 1994. Governor Thompson has been the Chairman of, and a partner with, the law firm of Winston & Strawn since 1991. Prior to joining Winston & Strawn, Governor Thompson served as the Governor of Illinois from 1977 to 1991. Governor Thompson serves on the board of directors of FMC Corporation, FMC Technologies, Inc., Prime Group Realty Trust, Navigant Consulting, Inc., Maximus, Inc. and Hollinger International, Inc. Governor Thompson received his Juris Doctorate degree from the Northwestern University Law School.

        Marvin S. Traub.    Marvin S. Traub has been a Director of Prime Retail, Inc. since its inception in 1994. Mr. Traub has been President of Marvin Traub & Associates ("MTA") since 1992. MTA is an international consulting firm with clients in France, Italy, the United Kingdom and the United States. In addition, Mr. Traub has been a Senior Advisor of Financo, Inc. since 1994. Prior to establishing MTA, Mr. Traub was Chairman of Bloomingdales from 1978-1992 and was Vice Chairman of Federated Department Stores from 1988-1992. Mr. Traub was a director and Chairman of the Executive Committee of The Conran Stores, Inc. from 1992 to 1994. From 1998 to 2002, Mr. Traub was a director and Chairman of Fine Furniture Direct, Inc., in which Prime Retail, Inc. owns an interest. Fine Furniture Direct, Inc. filed for protection under federal bankruptcy laws on March 7, 2002. Mr. Traub received a M.B.A. degree (with distinction) from Harvard Business School after receiving a B.A. degree (magna cum laude) from Harvard University.

Information Regarding Meetings and Committees of the Board of Directors

        The Board of Directors has established the Audit Committee, the Compensation Committee and the Independent Directors Committee. The Company does not have a Nominating Committee. During 2001, each director attended at least 75% of the combined number of meetings of the Board and any committee of which he or she was a member.

        Audit Committee.    The Audit Committee consists of Messrs. Amster and Randall and Ms. Sharp, each of who meets the independence criteria established by the Company. The functions of the Audit Committee include reviewing with management and the independent auditors the annual audited financial statements and the independent auditors' report thereon and the quarterly financial statements of the Company, engaging the independent auditors and setting the terms and fees with respect to such engagement, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees, and reviewing the adequacy of the Company's internal accounting controls. Mr. Randall is Chairman of the Audit Committee.

        Compensation Committee.    The Compensation Committee, which consists of Mr. Randall and Ms. Sharp, has certain responsibilities in connection with determining the compensation for the Company's executive officers and implementing and administering the Company's stock incentive plans. Mr. Randall is Chairman of the Compensation Committee.

        Independent Directors Committee.    The Independent Directors Committee, which consists of Messrs. Amster, Randall, M. Reschke, and Traub, Governor Thompson and Ms. Sharp, has the responsibility to (i) consider and approve any proposed action or transaction involving the Company and The Prime Group, Inc.; (ii) consider and take such actions and make such approvals and recommendations as are required to be considered, taken or made by the Company's independent directors under either the Operating Partnership Agreement or corporate governance documents relating to the Company, or otherwise; and (iii) consider and take such actions and make such approvals as are appropriate to reduce or eliminate any potential or apparent conflict of interest which may arise in connection with any proposed action or transaction involving the Company.

        During the fiscal year ended December 31, 2001, the Audit Committee held four meetings, the Compensation Committee held one meeting, the Independent Directors Committee held no meetings, and the Board of Directors held nine meetings.

        In addition, the Board of Directors had established the Executive Committee, which functioned during 2001 and 2002 until its existence was terminated on January 9, 2002. The Executive Committee had certain authority to acquire and dispose of real property and authorize the execution of certain contracts and agreements, including those related to certain financings of the Company and its affiliates. During 2001, unless specifically authorized by the Board of Directors, the Executive Committee's authorization related to any individual matter that did not exceed $3,000,000. During 2001 the members of the Executive Committee were Norman Perlmutter (who was Chairman), William P. Dickey, and G. Reschke and Governor Thompson. During 2001 the Executive Committee met four times.

COMPENSATION OF DIRECTORS

        Directors who are not employees of, or affiliated with, the Company receive compensation for their services as Directors. Such persons receive annual compensation of $35,000 plus a fee of $1,000 for attendance in person at each meeting of the Board of Directors or a fee of $500 for participating by telephone in each meeting of the Board of Directors. Such persons also receive a fee of $500 for attendance in person or by telephone at any meeting of any committee of the Board of Directors, and an annual fee of $1,000 for each committee on which such member serves. Such persons also receive reimbursement of all travel and lodging expenses related to their attendance at both board and committee meetings. Pursuant to the Prime Retail, Inc. Nonemployee Director Stock Plan (the "Directors Plan") adopted, at the 1999 annual meeting, the Company grants each outside director of the Company restricted stock awards of 1,000 shares of Common Stock each year. Such shares of restricted stock fully vest upon the date of grant.

        In consideration for service on the Board of Directors' Executive Committee during 2000 and 2001, Governor Thompson and Messrs. Perlmutter and Dickey each received (i) pursuant to the Directors Plan, restricted stock awards of 60,000 shares of Common Stock, which shares had become fully vested on or before September 1, 2000, and (ii) pursuant to the Prime Retail, Inc. 1994 Stock Incentive Plan, options to purchase 140,000 shares of Common Stock at $1.6875, which options had become fully vested on or before February 1, 2001 and will terminate upon the earlier to occur of (a) the expiration of ten years from the date of grant or (b) the expiration of one year from the date of termination of services of the optionee as a Director of the Company. Messrs. Perlmutter and Dickey resigned as Directors of the Company effective on November 2, 2001.

        During 2001 Messrs. Perlmutter and Dickey served on a Special Committee of the Board of Directors established on March 23, 2001 for the purpose of soliciting, considering and negotiating, on behalf of the Board of Directors, potential significant transactions with third parties, including transactions involving the recapitalization of the Company, the sale of significant assets of the Company, or the sale of the outstanding equity securities of the Company. For their services on the Special Committee, each member received $75,000 as compensation. The Special Committee was terminated on October 23, 2001.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

        The following table sets forth certain information concerning each of the Company's executive officers and key employees serving in such capacities:

Name	Age	Position

Glenn D. Reschke	51	Chief Executive Officer and Chairman of the Board of Directors

Robert A. Brvenik	47	President, Chief Financial Officer and Treasurer

David G. Phillips	41	Executive Vice President

R. Kelvin Antill	43	Executive Vice President — General Counsel and Secretary

Frederick J. Meno, IV	45	Senior Vice President — Operations and Marketing

        Glenn D. Reschke.    Glenn D. Reschke is Chief Executive Officer and Chairman of the Board of Directors of Prime Retail, Inc. Reporting to the Board of Directors, Mr. G. Reschke is responsible for all aspects of the Company, its outlet centers and other properties and all its employees, including the leasing, operations, marketing, development, finance and administrative functions. In addition, Mr. G. Reschke is responsible for developing and implementing the long-term strategic goals and objectives of the Company as approved by the Board of Directors. Mr. G. Reschke has been a member of the Board of Directors since 1997. Mr. G. Reschke became President and Chief Operating Officer of the Company on October 6, 1999; acting Chief Executive Officer of the Company on February 25, 2000; and Chief Executive Officer and Chairman of the Board of Directors of the Company on July 19, 2000. Mr. G. Reschke relinquished his duties as President to Mr. Brvenik effective August 15, 2002. From the inception of the Company in 1994 through October 6, 1999, Mr. G. Reschke served as Executive Vice President—Development and Acquisitions. Prior to his employment by the Company, Mr. G. Reschke worked for PGI, which he joined in 1983 and served as Vice President, Senior Vice President and Executive Vice President. Mr. G. Reschke was responsible for PGI's multi-family, senior housing, single family and land development divisions. Mr. G. Reschke received a Masters in Business Administration from Eastern Michigan University with a specialization in finance after receiving a Bachelor of Science degree with honors in Chemical Engineering from Rose Hulman Institute of Technology in Terre Haute, Indiana. Mr. G. Reschke is the brother of Michael W. Reschke.

        Robert A. Brvenik.    Robert A. Brvenik is President, Chief Financial Officer and Treasurer of the Company. Mr. Brvenik joined the Company on June 15, 2000 as Executive Vice President, Chief Financial Officer and Treasurer. Mr. Brvenik assumed the duties of President of the Company effective August 15, 2002. In his role as President, Mr. Brvenik is responsible for many of the Company's day-to-day operations including oversight of its finance, accounting and leasing departments. As Chief Financial Officer and Treasurer, Mr. Brvenik's responsibilities include capital market activities, corporate budgeting, financial reporting, investor relations, accounting, taxation, treasury and management information systems. Prior to joining the Company, Mr. Brvenik was associated for 13 years with Pyramid Management Group, Inc. where he served in several key capacities including

Chief Financial Officer, Chief Operating Officer, Director of Development and Senior Leasing Representative in addition to liaison with several large commercial and investment banks. Mr. Brvenik has also held positions at Arthur Andersen & Co. and CitiCorp. He received his B.S. in Accounting from Utica College of Syracuse University and is a certified public accountant.

        David G. Phillips.    David G. Phillips is Executive Vice President—Leasing, International and New Business Development of the Company. From July 1999 to January 2002, Mr. Phillips was Executive Vice President of the Company and President of Prime Retail Europe pursuant to which he oversaw the Company's development, marketing, leasing and operations efforts in Europe. Prior to becoming President of Prime Retail Europe, Mr. Phillips was Executive Vice President—Leasing of the Company from 1994 to 1996 and then Executive Vice President—Operations, Marketing and Leasing of the Company from 1996 until 1999. From 1989 to 1994, Mr. Phillips was Vice President—Director of Leasing of PGI. Prior to joining PGI, Mr. Phillips was a leasing representative at D.I. Realty, Inc., leasing a variety of retail projects including outlet centers and traditional and specialty malls. Mr. Phillips received a Masters of Science degree in Real Estate Development from Johns Hopkins University and a Bachelor of Science degree in Business Administration from the University of Vermont. Mr. Phillips is a member of the ICSC with a CLS (Certified Leasing Specialist) designation from the Urban Land Institute.

        R. Kelvin Antill.    R. Kelvin Antill is Executive Vice President—General Counsel and Secretary of the Company. Mr. Antill assumed his current position on January 31, 2002. Since joining the Company in 1995, Mr. Antill served as Vice President—Assistant General Counsel and Assistant Secretary from 1995 until July 2000 and Senior Vice President—Assistant General Counsel and Assistant Secretary from July 2000 until January 2002. Prior to joining the Company, Mr. Antill was associated for three years with Ballard, Spahr, Andrews and Ingersoll, and for four years prior to that with Frank, Bernstein, Conway & Goldman, both based in Baltimore, Maryland. Mr. Antill received a Juris Doctorate from the University of Virginia and a Bachelor of Arts in Economics with an additional emphasis in Government and Politics from the University of Maryland at College Park. Mr. Antill is licensed to practice law in the state of Maryland.

        Frederick J. Meno, IV.    Frederick J. Meno, IV is Senior Vice President—Operations & Marketing. Mr. Meno joined the Company in January of 1999 and he is responsible for supervising the management, operations, construction management, marketing and specialty leasing programs for the Company's nationwide portfolio of outlet centers. Prior to joining the Company, Mr. Meno was Executive Director of Insignia/ESG, Inc., where he was responsible for all management, leasing, construction management, and business development activities for Insignia/ESG's 10 million square foot national enclosed mall portfolio, as well as Insignia/ESG's Dallas/Fort Worth office, industrial and non-enclosed retail portfolio. For 10 years prior to joining Insignia/ESG, Inc., Mr. Meno was President of the Woodmont Property Management Company in Fort Worth, Texas. A 1979 graduate of Ohio State University, having majored in Urban Land Development/Economics with a degree in Business Administration, Mr. Meno is a member of the Institute of Real Estate Management and the ICSC. Mr. Meno has achieved the designations of Certified Property Manager, Real Property Administrator and Certified Shopping Center Manager and is a licensed Real Estate Salesman in the State of Texas. Mr. Meno is also on the Advisory Board of the Shopping Center Management Insider Publication and he was the 2001 Dean for ICSC's University of Shopping Centers School of Outlet Retailing, Value Orientor and Community Centers.

Executive Compensation

        The following table sets forth information concerning the compensation for services in all capacities to the Company for the years ended December 31, 1999, 2000, and 2001 with respect to the Chief Executive Officer of the Company and the four other persons who were the most highly compensated executive officers of the Company during 2001 (the "Named Executives").

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)(1)		Restricted Stock Awards ($) (2)	Securities Underlying Options/SARs(#)
Glenn D. Reschke(3) Chairman of the Board, President and Chief Executive Officer	2001 2000 1999	400,800 350,707 266,288	0 175,203 0		— — —	— 300,000 —
Robert A. Brvenik(4) Executive Vice President — Chief Financial Officer and Treasurer	2001 2000 1999	250,554 115,588 —	0 250,000 —		— — —	— 200,000 —
R. Kelvin Antill(5) Executive Vice President — General Counsel and Secretary	2001 2000 1999	239,923 220,910 162,308	100,000 100,000 97,500		— — —	— 50,000 —
David G. Phillips(6) Executive Vice President — Leasing, International and New Business Development	2001 2000 1999	320,800 320,910 362,632	0 160,000 160,000	(7)	— — —	— — —
Frederick J. Meno, IV(8) Senior Vice President — Operations and Marketing	2001 2000 1999	225,404 195,910 205,440	50,000 120,000 100,000		— — —	— 50,000 —

NOTES:

(1)
Reflects bonus paid for performance in year indicated.

(2)
The total number of shares of restricted Common Stock held by each person listed above (which number excludes restricted Common Stock awards which vested prior to December 31, 2001 and includes all unvested restricted Common Stock awards) and the value of such shares of restricted Common Stock, based on the closing selling price per share ($0.10) on December 31, 2001 (the last day of trading in 2001), were as follows:

Name	Number of Shares of Restricted Common Stock Held at December 31, 2001 (#)	Value at December 31, 2001 ($)

Glenn D. Reschke	3,922	392.20

Robert A. Brvenik	0	0

R. Kelvin Antill	0	0

David G. Phillips	3,922	392.20

Frederick J. Meno IV	0	0

(3)
Mr. G. Reschke was promoted to President and Chief Operating Officer on October 6, 1999, to President and acting Chief Executive Officer on February 25, 2000, and then to Chairman of the Board, President and Chief Executive Officer on July 19, 2000. Mr. G. Reschke relinquished his duties as President to Mr. Brvenik effective August 15, 2002. Formerly, Mr. G. Reschke served as Executive Vice President—Development and Acquisitions.

(4)
Mr. Brvenik joined the Company on June 15, 2000 and, therefore, received no compensation for 1999. Mr. Brvenik assumed the duties of President effective August 15, 2002.

(5)
Mr. Antill became Executive Vice President—General Counsel and Secretary of the Company on January 31, 2002. From July 19, 2000 to January 31, 2002 he was Senior Vice President-Assistant General Counsel and Assistant Secretary of the Company. Prior to that he was Vice President—Assistant General Counsel and Assistant Secretary.

(6)
Mr. Phillips became Executive Vice President—Leasing, International and New Business Development on January 10, 2002. From January 1, 1999 to January 10, 2002 he was President of Prime Retail Europe and Executive Vice President of the Company. Prior to that he was Executive Vice President—Operations, Leasing and Marketing of the Company.

(7)
The $160,000 bonus paid to Mr. Phillips for his performance in 2000 was paid January 25, 2002.

(8)
Mr. Meno joined the Company on January 7, 1999.

Option Grants in Last Fiscal Year

        During 2001 the Company did not grant any options to the Named Executives.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information with respect to the number of shares of Common Stock underlying Stock Options held by each of the Named Executives and the value of such officers' exercisable and unexercisable options on December 31, 2001. None of the Named Executives exercised any Stock Options during 2001.

	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001 (1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Glenn D. Reschke	230,001	149,999	$0.00	$0.00
Robert A. Brvenik	100,000	100,000	0.00	0.00
R. Kelvin Antill	62,250	0	0.00	0.00
David G. Phillips	140,000	60,000	0.00	0.00
Frederick J. Meno, IV	75,000	0	0.00	0.00

Note:

(1)
Based on the market price of $0.10 per share, which was the closing selling price per share of Common Stock on December 31, 2001, the last trading day in 2001, less the option exercise price of unexercised, in-the-money options held by the Named Executives on December 31, 2001.

Employment Agreements and Change of Control Agreements

        The Company entered into employment agreements (the "Employment Agreements") with each of the Named Executives. The Employment Agreements currently provide (i) that the Named Executives shall devote substantially all of their business time to the operation of the Company and (ii) for terms expiring on June 6, 2005 for all of the Named Executives other than Mr. Meno, and June 6, 2004 for Mr. Meno. In the case of Mr. G. Reschke, such term is automatically extended for successive one year periods unless either the Company or Mr. G. Reschke provides the other with prior written notice not later than 180 days prior to the end of the term that such term shall not be extended. With regard to Messrs. Brvenik, Antill, Phillips, and Meno, the respective terms, if not affirmatively terminated or extended for a specific duration by the parties, will continue on a month-to-month basis.

        Each of the Employment Agreements sets forth the minimum base salary for the executive, such base salary subject to being increased by the Compensation Committee of the Board of Directors (the "Compensation Committee"), and provides that the executive is eligible to receive a discretionary bonus as determined by the Compensation Committee which may not exceed 100% of the Named Executive's then-current base salary.

        If any of the Employment Agreements are terminated by the Company "without cause" or are terminated by the Named Executive for "good reason" or by either party after a "change of control" (as such terms are defined in the Employment Agreements), the Named Executive will be entitled to a lump sum payment. With regard to Messrs. Brvenik, Antill, Phillips, and Meno, such payment in the event of termination by the Company without cause or by the executive for good reason will be an amount equal to the product of (x) the number of full and partial years remaining in the initial term of his Employment Agreement and (y) the sum of (A) his then current base salary and (B) a bonus equal to 100% of the average annual bonus paid to him for the two most recent calendar years in which he received a bonus, or if no such bonuses were paid, a bonus equal to 50% of his then current base salary (the amounts in clauses (A) and (B), together, the "One-Year Pay Equivalent"). If the Company terminates any of Messrs. Brvenik's, Antill's, Phillips' or Meno's employment due to disability, the applicable Named Executive will receive one and one-half times the One-Year Pay Equivalent if the Company has terminated or materially reduced the executive's long-term disability coverage as in effect on the date the agreement became effective. With regard to Mr. G. Reschke, such payment in the event of termination (i) by the Company "without cause" or by the Company upon Mr. G. Reschke's disability will be equal to the sum of (x) one times the amount of his annual base salary plus (y) one times the average of the amounts payable to such executive for the prior two years under the terms of his "performance bonus" (as such term is defined in Mr. G. Reschke's Employment Agreement) or (ii) by the executive for "good reason" will be equal to one times the amount of his annual base salary. In addition, if the Company terminates any of Messrs. G. Reschke, Brvenik, Antill, Phillips or Meno without cause or, in the case of Messrs. Brvenik, Antill, Phillips or Meno, if the executive resigns for good reason and within twelve months from such termination or resignation there is a "change of control" of the Company, the applicable executive will be entitled to receive the amounts set forth in the first sentence of the following paragraph if and to the extent such amount exceeds the amount payable to him pursuant to this paragraph.

        The Employment Agreements also provide that if, (x) the executive terminates the Employment Agreement for any reason simultaneously with a change of control, (y) within six months following a change of control the executive terminates the Employment Agreement for any reason, or (z) within twenty-four months following a change of control of the Company, the Company terminates the Employment Agreement (during its initial term with respect to Messrs. Brvenik, Antill, Phillips and Meno, and at any time with respect to Mr. G. Reschke) "without cause" or the executive terminates the Employment Agreement (during its initial term with respect to Messrs. Brvenik, Antill, Phillips and Meno, and at any time with respect to Mr. G. Reschke) with "good reason," such executive will be entitled to receive: (i) any amount of base salary accrued but undistributed; (ii) other vested benefits through the effective date of the termination and health and life insurance benefits for a period of two years; plus (iii) in the case of Mr. G. Reschke, a distribution of either $1,600,000 if subpart (z) above is satisfied, or if subpart (x) or (y) is satisfied, a termination payment in an amount equal to two times the sum of (A) Mr. G. Reschke's then current base salary and (B) a bonus payment equal to 100% of the average annual bonus paid to Mr. G. Reschke for the two most recent calendar years in which he received a bonus, or if no such bonus payments were paid, a bonus payment equal to 50% of his then current base salary; in the case of Messrs. Brvenik, Antill and Phillips, a distribution equal to the product of two times the One-Year Pay Equivalent; and in the case of Mr. Meno, a distribution equal to the product of 1.5 times the One-Year Pay Equivalent.

        In August 2002, the Company adopted a new Long-Term Incentive Plan which, among other things, entitles the Named Executives and certain other officers to receive in the aggregate, subject to certain conditions: (i) bonuses of up to $2.5 million in connection with the successful recapitalization of the Company, (ii) bonuses of up to $1.5 million in connection with the refinancing or retirement of the Company's $359 million first mortgage facility which presently encumbers 15 of the Company's assets, and (iii) bonuses of approximately $1.5 million subject to the Company's satisfaction of certain operating and financial criteria as of December 31, 2005. In light of the Long-Term Incentive Plan, the Company intends to amend the Employment Agreement of each Named Executive to, among other things, address the concept that if the payment of the second installment of any bonus under clauses (i) and (ii) in the preceding sentence is accelerated because of a change of control (as defined in the Long-Term Incentive Plan), then either such installment payment will be reduced by an amount equal to 50% of any amounts due and owing to such Named Executive under the change of control provisions of such Named Executive's Employment Agreement or such payments under the change of control provisions of the Employment Agreement will be adjusted accordingly to achieve the equivalent economic result.

        Additionally, if the Employment Agreement with Mr. G. Reschke is so terminated, certain restrictions on the transfer of stock held by Mr. G. Reschke (or obtained by Mr. G. Reschke upon exercise of stock options) may terminate, and any stock awards under the Company's 1998 Long Term Stock Incentive Plan will be vested. Finally, if the Employment Agreement with Mr. G. Reschke is terminated, Mr. G. Reschke will be fully vested in any amount accrued on his behalf under any qualified or nonqualified retirement plans of the Company and will also receive the benefits of a $4,000,000 life insurance policy for a period of two years.

        The Employment Agreement with Mr. G. Reschke contains certain non-compete provisions restricting the executive from directly or indirectly competing with the Company's business, including (i) performing services for a competitor of the Company similar to the services he provides to the Company, (ii) soliciting or attempting to solicit any competing business from any entity or person that is a vendor, customer or tenant that is actively being pursued by the Company and the executive knows it is being actively pursued and (iii) induce or attempt to persuade any employee or customer, vendor or tenant of the Company being actively pursued by the Company to terminate its business relationship with the Company for a period of up to two years following termination of employment. In addition to the other payments Mr. G. Reschke may become entitled to receive under his Employment Agreement, Mr. G. Reschke's Employment Agreement also provides that if the Company terminates the executive's employment without cause or within two years of a change of control or the executive terminates his employment with good reason then, so long as the executive is in compliance with these non-compete provisions, the Company will pay the executive an amount equal to $66,666.66 per calendar month for a period of two years, beginning with the first calendar month after termination of the executive's employment; provided that, either the Company or the executive may elect to limit the non-compete period, and the $66,666.66 monthly payments, to one year.

        With regard to each of Messrs. Brvenik, Antill, Phillips, and Meno, during and until the expiration of the term of his employment (but only if such Named Executive resigns other than for good reason or is terminated by the Company with cause), the applicable Named Executive may not hire, cause to be hired, induce or attempt to induce any officer, employee, agent, consultant, independent contractor, tenant or customer of the Company to discontinue such affiliation with the Company or to refrain from entering into new business relationships with the Company. In addition, during such time, such Named Executive may not perform or solicit services for certain named entities.

        Each of the Employment Agreements also contains a non-disclosure provision, which prohibits the Named Executive from disclosing or using any "trade secret" (as such term is defined in the Employment Agreements).

        Effective June 6, 2002, in connection with and pursuant to recent amendments to the Employment Agreements, Messrs. G. Reschke, Brvenik, Phillips, Antill and Meno were granted options to acquire 500,000, 500,000, 300,000, 250,000 and 250,000, respectively, shares of Common Stock of the Company. The options vest ratably over a three-year period beginning on June 6, 2003 and have an exercise price of $0.11 a share. In September 2002, each of Messrs. G. Reschke, Brvenik, Phillips, Antill and Meno entered into a option cancellation agreement with the Company pursuant to which such individuals surrendered to the Company for cancellation all options granted to such individuals by the Company prior to June 2002 which had not been previously exercised or forfeited or had not otherwise expired.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors, which is required to have a majority of outside Directors who are neither employees nor officers of the Company, is charged with determining compensation for the Company's Named Executives. Mr. Randall and Ms. Sharp currently serve on the Compensation Committee.

        No Named Executive of the Company served as a director or member of (i) the compensation committee of another entity which has an executive officer who is a Director of the Company or member of the Company's Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of the Company's Board-of Directors, during the year ended December 31, 2001.

REPORT OF THE COMPENSATION COMMITTEE

(Dated as of May 7, 2002)

Responsibilities of the Compensation Committee

        The Compensation Committee consists of two independent, non-employee directors: Mr. Randall and Ms. Sharp. It is the Compensation Committee's responsibility to:

  •
  Recommend and report to the Board of Directors concerning matters of compensation relating to the Company's senior executive officers, including the Chief Executive Officer and the other Named Executives;

  •
  Administer the Company's executive incentive plans; and

  •
  Monitor the performance and compensation of the Company's senior executive officers.

The Structure and Basis of The Company's Compensation Program

        The Company's compensation programs are based on the following guiding principles:

  •
  Competitiveness—Offering competitive levels of total compensation, commensurate with performance, to attract critical executive talent.

  •
  Pay for Performance—Fostering a culture that motivates and rewards high-performing executives and emphasizes incentive based compensation.

  •
  Retention—Retaining executive talent and promoting management stability for the long-term benefit of the Company and its shareholders.

  •
  Shareholder Interests—Maintaining a compensation program that rewards the achievement of strategic objectives that enhance shareholder value.

        The Company's executive compensation programs consist of the following elements: annual salary, annual performance bonus, and long term compensation in the form of grants of stock options or restricted stock. In order to attract and retain executives the Company customarily enters into employment agreements with senior executives.

Senior Executives

        Mr. G. Reschke became Chairman of the Board and Chief Executive Officer on July 19, 2000. Mr. G. Reschke served as President from July 19, 2000 through August 15, 2002. Mr. Brvenik became President, Chief Financial Officer and Treasurer on August 15, 2002. Mr. Brvenik served as Executive Vice President—Chief Financial Officer and Treasurer from June 15, 2000 through August 14, 2002. Mr. Antill became Executive Vice President-General Counsel and Secretary on January 31, 2002. During 2001 Mr. Antill was Senior Vice President—Assistant General Counsel and Assistant Secretary. Mr. Phillips became Executive Vice President—Leasing, International and New Business Development on January 10, 2002. During 2001 Mr. Phillips was President of Prime Retail Europe and Executive Vice President of the Company. Mr. Meno was Senior Vice President—Operations until October 23, 2001, when he became Senior Vice President—Operations and Marketing.

Base Salary

        The Compensation Committee has the discretion (except as otherwise restricted by any employment agreements) to adjust the salaries of the Named Executives and other senior executive officers of the Company. Base salaries for each of the Named Executives for 2001 were based on each executive's performance and the performance of the Company in 2000. The Compensation of the Named Executives in 2001 is set forth above in the Summary Compensation Table above.

Annual Performance Bonus

        The annual performance bonuses for senior officers are determined by the Compensation Committee based on a variety of factors related to individual and Company performance. The Compensation Committee typically considers various qualitative and quantitative factors in determining whether the Chief Executive Officer and the Executive Vice Presidents should receive performance bonuses. Because of the capital constraints and financial position of the Company, the Chief Executive Officer did not request, and the Compensation Committee did not approve, performance bonuses for 2001 for the Chief Executive Officer and the Executive Vice Presidents who served as such in 2001. (None of the Executive Vice Presidents who resigned during 2001 or early 2002 received a performance bonus for 2001.) The Chief Executive Officer and the Compensation Committee decided it was appropriate to pay performance bonuses to Mr. Antill, Mr. Phillips (for his performance during 2000 pursuant to prior commitments made to Mr. Phillips), and Mr. Meno. See Summary Compensation Table above.

Stock Incentive Plans and Other Long Term Compensation

        During 2001, the Compensation Committee elected to not grant any options to purchase common shares or restricted stock to the Chief Executive Officer and other senior executives.

Policy with Respect to the $1 Million Dollar Deduction Limit

        One of the factors the Compensation Committee considers when developing compensation programs is the anticipated tax treatment to the Company and to the executives of various payments and benefits. Generally, the Compensation Committee intends to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) limits the ability of a publicly-held corporation such as the Company to deduct compensation in excess of $1 million paid to each named executive officer reported in the Summary Compensation Table, other than performance-based compensation. The Compensation Committee may, however, determine that it is necessary to exceed the limit on deductibility under Section 162(m) to insure executive officers are compensated in a manner consistent with the Company's best interests and those of its shareholders.

        We believe that the 2001 compensation levels disclosed in this Proxy Statement are reasonable and appropriate in light of the Company's performance.

                      COMPENSATION COMMITTEE
                      Kenneth A. Randall, Chairman
                      Sharon J. Sharp

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative shareholder return of the Company's Common Stock to its peer group, the National Association of Real Estate Investment Trust's Equity Shopping Center Index (the "Shopping Center Index") and the S&P 500 Index over a five-year period, beginning December 31, 1996 and ending December 31, 2001. The total shareholder return assumes an initial investment of $100 at the beginning of the period in the Company's Common Stock, the Shopping Center Index and the S&P 500 Index. It also assumes reinvestment of all dividends. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

	1996	1997	1998	1999	2000	2001
PRT	100	123.72	101.02	66.66	5.55	1.18
Shopping Center Index	100	121.44	112.95	100.85	116.08	150.77
S&P 500 Index	100	133.36	171.48	207.56	188.66	166.24

OTHER INFORMATION

Certain Relationships and Related Transactions

        Consulting Agreements with Affiliates of Mr. Traub.    The Company has entered into a consulting agreement with MTA, an entity owned and controlled by Mr. Traub. The consulting agreement provides that for so long as Mr. Traub remains a Director of the Company, MTA will provide consulting and advisory services in connection with the Company's merchant relations and MTA will receive a monthly fee of $4,166 for such services.

        Relationship with Fine Furniture Direct, Inc ("FFD").    The Company indirectly owns an equity interest in FFD. Mr. Traub was a director and executive Chairman of the Board of Directors of FFD from 1998 until he resigned on April 29, 2002. During 2001 FFD leased two stores from affiliates of the Company, one at Prime Outlets at San Marcos and one at Prime Outlets at Hagerstown. In connection with such stores FFD paid $1,164,130.91 in rent to the Company and its affiliates during 2001. In addition, during 2001 FFD employees were covered under the Company's payroll and employee benefit programs. FFD paid $3,743,093.48 to the Company as reimbursement for such costs advanced by the Company. FFD filed for protection under federal bankruptcy laws on March 7, 2002. As of April 1, 2002, FFD owed affiliates of the Company $915,188.87 in unpaid rent and $399,026.64 for unreimbursed FFD payroll and employee benefit expenses advanced by the Company. Mr. G. Reschke is a member of the Board of Directors of FFD.

        Obligations with Respect to Horizon Group Properties, Inc. ("HGP") Credit Facilities.    Currently, the Company is a guarantor or otherwise obligated with respect to an aggregate of approximately $6.5 million of the indebtedness of HGP and its affiliates relating to certain contingent liabilities and a promissory note made by one of HGP's affiliates which bears an annual rate of interest of the greater of 9.9% or the Wall Street Journal prime rate plus 2.5%, matures in July, 2005 and is collateralized by a property located in Michigan. HGP is a publicly traded company, which was formed in connection with the Company's merger with Horizon in June 1998. Mr. M. Reschke, Director of the Company, was a member of the board of directors of HGP until he resigned on July 30, 2002. Mr. Amster, a Director of the Company, is a Director of HGP and Mr. Skoien, a Preferred Director Nominee, is the President, Chairman and Chief Executive Officer of HGP. If HGP is unable to make debt service payments relating to such indebtedness, the Company may be required by the lenders to make payments towards such indebtedness.

        Operating Partnership Agreement Amendment.    On April 15, 2002, the Company, in its capacity as both the sole general partner of and the holder of a majority of the Common Units in the Operating Partnership, amended the Operating Partnership Agreement. Under the terms of the amendment, each of Abraham Rosenthal and William H. Carpenter, Jr., each of whom currently owns Common Units in the Operating Partnership and is a former executive officer and Director of the Company, will be obligated to contribute funds to the Operating Partnership in an amount up to $1.5 million in the event (i) a loan to the Operating Partnership from FRIT PRT Lending LLC and Greenwich Capital Markets (the "Mezzanine Loan") becomes due and payable and (ii) the fair market value of the collateral securing such loan is less than $3,000,000. As of September 30, 2002, the outstanding principal balance of the Mezzanine Loan was $33,195,108. These respective obligations of Messrs. Rosenthal and Carpenter will terminate upon the earlier to occur of (x) repayment of the Mezzanine Loan in full and (y) such time as Mr. Rosenthal or Mr. Carpenter ceases to be a limited partner in the Operating Partnership. The amendment was intended to allow Messrs. Rosenthal and Carpenter to continue to defer the recognition of taxable income that would otherwise have occurred due to the reduction in the amount of indebtedness allocated to them under the Operating Partnership Agreement. In connection with the amendment, Messrs. Rosenthal and Carpenter agreed to reimburse the Company for out-of-pocket fees and expenses related to the transaction.

        Mr. Amster and Section 16(b) Obligation Reimbursement.    During 2001, Mr. Amster paid $78,555.51 to the Company to satisfy an obligation under Section 16(b) of the Securities Act of 1934, as amended. Mr. Amster is a director of Horizon Group Properties, Inc. See also "—Obligations with Respect to Horizon Group Properties, Inc. ("HGP") Credit Facilities."

        Governor Thompson and Legal Services Provided to the Company.    Governor James R. Thompson, a Director of the Company, is Chairman of the law firm of Winston & Strawn, which has provided, and continues to provide, legal services to the Company.

        Mezzanine Loan and Warrant to Acquire Common Stock.    In December 2000, FRIT PRT Lending LLC provided the Operating Partnership with the Mezzanine Loan which had an initial principal balance of $90,000,000. As of September 30, 2002, the principal outstanding balance of the Mezzanine

Loan was $33,195,108. In connection with the making of the Mezzanine Loan, the Company issued a warrant to FRIT PRT Lending LLC to acquire 500,000 shares of Common Stock at a purchase price per share of $1.00. FRIT PRT Lending LLC is an affiliate of PRT PSA LLC, Fortress Investment Trust II, Fortress Investment Fund II LLC, Fortress Fund MMII LLC, Fortress Investment Group LLC and Fortress Investment Holdings LLC who collectively own 230,000 shares of Series A Preferred Stock. See "Security Ownership of Certain Beneficial Owners and Management."

  Other Related Transactions with Respect to Preferred Director Nominees.

        Mr. Skoien is an Executive Vice President and the Chief Operating Officer of PGI. Mr. M. Reschke, one of our directors, is the Chairman, Chief Executive Officer and President of PGI. Mr. M. Reschke, PGI and certain of its affiliates beneficially own 450,848 shares of Common Stock and 4,302,202 Common Units which are currently exchangeable on a one-for-one basis for Common Stock. Mr. Skoien is also the President, Chairman and Chief Executive Officer of Horizon Group Properties, Inc. See also "—Obligations with Respect to Horizon Group Properties, Inc. ("HGP") Credit Facilities."

Compliance With Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of the ownership and changes in the ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission (the "Commission"). Officers, directors and beneficial owners of more than ten percent of the Company's equity securities are required by Commission regulations to furnish the Company with copies of all such forms, which they file.

        Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 2001, or written representations from certain reporting persons that no Forms 3, 4 or 5 were required to be filed by those persons, no transactions were reported late during the year ended December 31, 2001.

COMMON STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

        Any holder of the Company's Common Stock who wishes to submit a proposal to be presented at the Company's 2003 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company, 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202, a reasonable time before the Company begins to print and mail its proxy materials in connection with such meeting to be eligible for inclusion in the Company's Proxy Statement and form of proxy to be used in connection with such Meeting.

        The Company's By-Laws provide that no business may be brought before an annual meeting unless specified in the notice of meeting, brought before the meeting by or at the direction of the Board of Directors, or otherwise brought by a stockholder who has delivered notice to the Company (containing certain information specified in the By-Laws) not less than 60 days or more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders provided that if the annual meeting of stockholders is called for a date that is not within 30 days before or after such anniversary date, notice must be delivered not later than 10 days following the date on which notice of the date of the annual meeting was announced or public disclosure of the date of the annual meeting was made, whichever is earlier. A copy of the full text of these By-Law provisions may be obtained by writing to the Secretary of the Company at the address indicated above.

OTHER BUSINESS

        The Board of Directors knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement. If any other matter should be presented at the Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

R. Kelvin Antill Secretary

Dated: November 1, 2002

\/ Please Detach and Mail in the Envelope Provided \/

FORM OF PROXY FOR HOLDERS OF SERIES A PREFERRED STOCK OF

PRIME RETAIL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
MEETING OF PREFERRED STOCKHOLDERS, December 5, 2002

        The undersigned hereby appoint Glenn D. Reschke and R. Kelvin Antill, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Meeting (the "Meeting") of preferred stockholders of Prime Retail, Inc. (the "Company"), to be held at 100 East Pratt Street, 12th Floor, Baltimore, Maryland, on December 5, 2002, at 11:00 a.m., local time, and any and all adjournments thereof, all the shares of Series A Preferred Stock of the Company according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED FOR THE PREFERRED DIRECTOR NOMINEES IN THE SAME PROPORTION AS OTHER VOTES CAST PURSUANT TO ALL OTHER PROPERLY COMPLETED AND EXECUTED PROXIES RECEIVED BY THE COMPANY IN A TIMELY MANNER AND ALL VOTES CAST IN PERSON AT THE MEETING AND IN THE BOARD'S DISCRETION UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be dated and signed on other side)

Please date, sign and mail your
proxy card back as soon as possible!

Meeting of Preferred Stockholders
PRIME RETAIL, INC.

SERIES A PREFERRED STOCK

December 5, 2002

\/ Please Detach and Mail in the Envelope Provided \/

☒	Please mark your votes as in this example.

IMPORTANT NOTE: You may only vote FOR the election of ONE of the nominees set forth below. If you vote for more than ONE of the Nominees, this Proxy Card will be deemed invalid and your vote will NOT be counted.

			FOR	WITHHELD
1.	To elect one Preferred Director to the Company's Board of Directors with term expiring at the Company's annual meeting of stockholders in 2003 or until his successor is duly elected and qualified, or, if earlier, the date on which the full dividends accumulated on all outstanding shares of the Company's preferred stock have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment.	Nominee: Russell A. Dieter	☐	☐
		Nominee: Maurice A. Halperin	☐	☐
		Nominee: Gary J. Skoien	☐	☐
		Nominee: Samuel N. Yarmak	☐	☐
2.
To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof, including an adjournment to solicit additional proxies in the event that a quorum is not present at the meeting or in the event sufficient proxies voted in favor of the approval of the proposals have not been received.
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature	Dated:	, 2002
Signature if held jointly	Dated:	, 2002
NOTE: Please sign exactly as name(s) appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

\/ Please Detach and Mail in the Envelope Provided \/

FORM OF PROXY FOR HOLDERS OF SERIES B PREFERRED STOCK OF

PRIME RETAIL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
MEETING OF PREFERRED STOCKHOLDERS, December 5, 2002

        The undersigned hereby appoint Glenn D. Reschke and R. Kelvin Antill, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Meeting (the "Meeting") of preferred stockholders of Prime Retail, Inc. (the "Company"), to be held at 100 East Pratt Street, 12th Floor, Baltimore, Maryland, on December 5, 2002, at 11:00 a.m., local time, and any and all adjournments thereof, all the shares of Series B Preferred Stock of the Company according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED FOR THE PREFERRED DIRECTOR NOMINEES IN THE SAME PROPORTION AS OTHER VOTES CAST PURSUANT TO ALL OTHER PROPERLY COMPLETED AND EXECUTED PROXIES RECEIVED BY THE COMPANY IN A TIMELY MANNER AND ALL VOTES CAST IN PERSON AT THE MEETING AND IN THE BOARD'S DISCRETION UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be dated and signed on other side)

Please date, sign and mail your
proxy card back as soon as possible!

Meeting of Preferred Stockholders
PRIME RETAIL, INC.

SERIES B PREFERRED STOCK

December 5, 2002

\/ Please Detach and Mail in the Envelope Provided \/

☒	Please mark your votes as in this example.

IMPORTANT NOTE: You may only vote FOR the election of ONE of the nominees set forth below. If you vote for more than ONE of the Nominees, this Proxy Card will be deemed invalid and your vote will NOT be counted.

			FOR	WITHHELD
1.	To elect one Preferred Director to the Company's Board of Directors with term expiring at the Company's annual meeting of stockholders in 2003 or until his successor is duly elected and qualified, or, if earlier, the date on which the full dividends accumulated on all outstanding shares of the Company's preferred stock have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment.	Nominee: Russell A. Dieter	☐	☐
		Nominee: Maurice A. Halperin	☐	☐
		Nominee: Gary J. Skoien	☐	☐
		Nominee: Samuel N. Yarmak	☐	☐
2.
To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof, including an adjournment to solicit additional proxies in the event that a quorum is not present at the meeting or in the event sufficient proxies voted in favor of the approval of the proposals have not been received.
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature	Dated:	, 2002
Signature if held jointly	Dated:	, 2002
NOTE: Please sign exactly as name(s) appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

PRIME RETAIL, INC. NOTICE OF SPECIAL MEETING OF PREFERRED STOCKHOLDERS TO BE HELD ON DECEMBER 5, 2002
PRIME RETAIL, INC. 100 EAST PRATT STREET 19TH FLOOR BALTIMORE, MARYLAND 21202
PROXY STATEMENT FOR THE 2002 SPECIAL MEETING OF PREFERRED STOCKHOLDERS TO BE HELD ON DECEMBER 5, 2002
PROPOSAL NO. 1 ELECTION OF PREFERRED DIRECTOR
Information Regarding Meetings and Committees of the Board of Directors
COMPENSATION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE (Dated as of May 7, 2002)
STOCK PERFORMANCE GRAPH
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
OTHER INFORMATION
COMMON STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
OTHER BUSINESS